EXHIBIT 99.15

FOURTH AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT is entered into as of January 15, 2004 (this “Amendment”), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Purchaser”).

R E C I T A L S

A. The Company and the Purchaser are parties to that certain Second Amended and Restated Securities Purchase Agreement dated as of March 8, 2002, as amended by a First Amendment to Securities Purchase Agreement dated as of August 14, 2002, a Second Amendment to Securities Purchase Agreement dated as of January 31, 2003, and a Consent and Third Amendment to Securities Purchase Agreement dated as of May 20, 2003 (as so amended, the “Securities Purchase Agreement”). Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

B. The Company has requested that the Purchaser agree to amend the maturity dates of the Term B Note and the Term D Note, respectively, as provided in the Note Amendments (as defined herein), and the Purchaser is willing to do so as an accommodation to the Company, on the terms and subject to the conditions set forth herein and therein. In connection therewith, the Company and the Purchaser wish to amend further the Securities Purchase Agreement as provided for herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Securities Purchase Agreement. Effective on and as of the Fourth Amendment Effective Date (as defined below), pursuant to Section 11.1 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

(a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

“‘Fourth Amendment’ shall mean that certain Fourth Amendment to Securities Purchase Agreement dated as of January 15, 2004, between the Company and the Purchaser, as amended from time to time.”

“‘Fourth Amendment Effective Date’ shall have the meaning set forth in the Fourth Amendment.”

(b) Section 1.1 of the Securities Purchase Agreement shall be amended by amending the following existing definitions to read in their entirety as follows, respectively:

“‘Term B Note’ shall mean a Second Amended and Restated Secured Senior Note Due November 30, 2003, as amended and restated as of March 8, 2002, issued by the Company in the stated principal amount of $26,000,000 (which amends and restates that certain Amended and Restated Secured Senior Note Due 2003 dated as of March 15, 2000 (the “First Amended Term B Note”), issued by the Company in the original principal amount of $30,000,000), as amended by an Amendment to Second Amended and Restated Secured Senior Note Due November 30, 2003 effective as of October 13, 2003, and as further amended by a Second Amendment to Second Amended and Restated Secured Senior Note Due November 30, 2003 effective as of January 15, 2004, as further amended from time to time. (The Term B Note evidences the aggregate Indebtedness and all other obligations owing under the Amended November 1998 Primary Note and the April 1999 Note.)”

“‘Term D Note’ shall mean a Secured Senior Note issued by the Company on February 3, 2003, in the stated principal amount of $25,000,000, as amended by an Amendment to Secured Senior Note dated as of January 15, 2004, as further amended from time to time.”

2. Conditions Precedent. The effectiveness of the amendments to the Securities Purchase Agreement as provided in Section 1 above shall be subject to the satisfaction, in the Purchaser’s sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the “Fourth Amendment Effective Date”):

(a) Effective Date. The Fourth Amendment Effective Date shall have occurred on or prior to January 15, 2004.

(b) Amendments to Notes. The Purchaser shall have received the following documents, each dated as of the Fourth Amendment Effective Date (collectively, the “Note Amendments”):

(i) A Second Amendment to Second Amended and Restated Secured Senior Subordinated Note Due November 30, 2003 (Term B Note), in form and substance satisfactory to the Purchaser, duly executed by the Company and each of the Subsidiary Guarantors; and

(ii) An Amendment to Secured Senior Note (Term D Note), in form and substance satisfactory to the Purchaser, duly executed by the Company and each of the Subsidiary Guarantors.

(c) Payment of Principal of Term D Note. The Purchaser shall have received from the Company a voluntary prepayment of principal of the Term D Note under Section 4(a) of the Term D Note in the amount of $10,000,000, together with accrued and unpaid interest thereon through and including January 15, 2004 of $50,000. Such prepayment shall be made in accordance with the provisions of Section 8 of the Term D Note. In connection with, and effective upon receipt of, such prepayment of principal together with accrued and unpaid interest thereon, the Purchaser waives the notice requirements provided for in Section 4(b) of the Term D Note.

(d) Fees and Expenses. The Company shall have reimbursed the Purchaser for all actual and estimated fees, costs and expenses, including attorneys’ fees and expenses, expended or incurred by the Purchaser through and including the Fourth Amendment Effective Date that remain unreimbursed in the amount of $13,757.58, including, without limitation, fees, costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Amendment and the Note Amendments and the transactions contemplated hereby and thereby.

(e) Corporate Proceedings. All proceedings taken prior to or in connection with the execution, delivery and performance of this Amendment and the Note Amendments and the consummation of the other transactions contemplated hereby and thereby shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons.

3. Company Representations and Warranties. To induce the Purchaser to enter into this Amendment and extend the maturity dates of the Term B Note and the Term D Notes, respectively, the Company represents and warrants to the Purchaser as of the date hereof and as of the Fourth Amendment Effective Date that:

(a) Each of this Amendment and the Note Amendments has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of the Company and each such Subsidiary Guarantor, enforceable against each of them in accordance with its terms;

(b) As of January 14, 2004:

(i) The outstanding principal balance of the Term B Note is $19,828,527.00;

(ii) The outstanding principal balance of the Term C Note is $5,136,884.21; and

(iii) The outstanding principal balance of the Term D Note is $25,000,000.

(c) The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment and each of the Note Amendments and the consummation of the other transactions contemplated hereby and thereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Material Contract (including any Securitization Transaction Document and any Stanwich-Related Agreement), indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its or their properties or assets are bound or (iii) any Applicable Laws;

(d) Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment or the Note Amendments or the consummation of the transactions contemplated hereby and thereby, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Amendment or any Related Agreement or (c) any other Person;

(e) No Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment, the Note Amendments or the consummation of the transactions contemplated hereby or thereby; and

(f) The security interests and liens granted by the Company under the Collateral Documents continue to constitute legal, valid, enforceable and perfected first priority security interests in the Collateral, prior in right to all other Liens, which secure the due and punctual payment, performance and observance in full of all Obligations, including, without limitation, all Indebtedness and other Obligations under the Term B Note and the Term D Note, as amended by the Note Amendments, respectively, and the Term C Note.

4. Confirmation; Full Force and Effect. The amendments set forth in Section 1 above shall amend the Securities Purchase Agreement on and as of the Fourth Amendment Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended hereby, from and after the Fourth Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Term B Note and the Term D Note, as amended by the Note Amendments, respectively, the Term C Note, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

5. No Other Amendments. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser in connection with or under the Securities Purchase Agreement, the Notes, the Collateral Documents and the other Related Agreements, Applicable Laws or otherwise, and, except as expressly described in Section 1 and in the Note Amendments, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement, the Notes, the Collateral Documents or any other Related Agreement. In addition, nothing contained in this Amendment is intended to limit or impair any right, power or remedy of the Purchaser under the Securities Purchase Agreement or any Related Agreement or shall be construed as a waiver of any breach, violation, Default or Events of Default, whether past, present or future, under the Securities Purchase Agreement or any Related Agreement, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Notes, the Collateral Documents and other Related Agreements, whether at law or in equity.

6. Miscellaneous Provisions.

(a) Entire Agreement; Successors and Assigns. This Amendment, together with the Note Amendments, constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(b) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

(c) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:

Charles E. Bradley, Jr. President and Chief Executive Officer

By:

Robert E. Riedl Senior Vice President and Chief Financial Officer

PURCHASER LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:

Steven E. Hartman Vice President

ACKNOWLEDGMENT, CONSENT AND AFFIRMATION

OF SUBSIDIARY GUARANTY

The undersigned hereby acknowledge that each has read the foregoing Fourth Amendment to Securities Purchase Agreement and consents to its terms. Further, each of the undersigned hereby (a) confirms that it is a party to the Subsidiary Guaranty and that, among other things, the payment and performance of the Notes is guarantied by it under the Subsidiary Guaranty, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party or which it has consented to or acknowledged and (c) confirms that the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party remain in full force and effect in accordance with their respective terms.

SUBSIDIARY GUARANTORS CPS LEASING, INC., a Delaware corporation

By:

Name:

Its:

CPS MARKETING, INC., a California corporation

By:

Name:

Its:

MFN FINANCIAL CORPORATION, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

By:

Name:

Title:

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

By:

Name:

Title:

MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

By:

Name:

Title:

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

By:

Name:

Title:

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

By:

Name:

Title:

GULFCO INVESTMENT INC., a Louisiana corporation

By:

Name:

Title:

GULFCO FINANCE COMPANY, a Louisiana corporation

By:

Name:

Title:

MIDLAND FINANCE CO., an Illinois corporation

By:

Name:

Title:

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:

Name:

Title:

TFC ENTERPRISES, INC., a Delaware corporation

By:

Name:

Title:

THE FINANCE COMPANY, a Virginia corporation

By:

Name:

Title:

FIRST COMMUNITY FINANCE, INC., a Virginia corporation

By:

Name:

Title:

RECOVERIES, INC., a Virginia corporation

By:

Name:

Title:

PC ACCEPTANCE.COM, INC., a Virginia corporation

By:

Name:

Title:

THE INSURANCE AGENCY, INC., a Virginia corporation

By:

Name:

Title: